UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2014

La Quinta Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stockholders’ Agreement and Registration Rights Agreement

On April 14, 2014, in connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”) of La Quinta Holdings Inc. (the “Issuer”), described in the Company’s (as defined below) prospectus (the “Prospectus”), dated April 8, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-193860), as amended (the “Registration Statement”), the Issuer entered into a Stockholders’ Agreement, dated as of April 14, 2014, by and among the Issuer and the stockholders named therein (the “Stockholders’ Agreement”), and a Registration Rights Agreement, dated as of April 14, 2014, by and among the Issuer and the stockholders named therein (the “Registration Rights Agreement”). All references to the “Company” in this report shall refer to the Issuer and its consolidated subsidiaries after giving effect to the Pre-IPO Transactions (as defined in Item 8.01 below).

Affiliates of The Blackstone Group L.P. (“Blackstone”) that are party to the Stockholders’ Agreement and the Registration Rights Agreement have various relationships with the Company. For further information concerning the other material relationships between the Company and such Blackstone entities and their affiliates, see the section entitled “Certain relationships and related party transactions” in the Prospectus.

The Stockholders’ Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

New Senior Secured Credit Facilities

Concurrently with the completion of the Offering, a wholly-owned subsidiary of the Issuer (the “Borrower”) entered into a credit agreement, dated April 14, 2014, with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and the other agents and lenders from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for senior secured credit facilities consisting of:

•	a $2.1 billion senior secured term loan facility, which will mature in 2021 (the “term loans”); and

•	a $250.0 million senior secured revolving credit facility, $50.0 million of which is available in the form of letters of credit, which will mature in 2019 (the “revolving credit facility” and, together with the term loans, the “senior secured credit facilities”).

For further information regarding the senior secured credit facilities, see “Description of indebtedness—New senior secured credit facilities” in the Prospectus. The terms of the Credit Agreement are substantially the same as the terms set forth in the form previously filed as Exhibit 10.9 to the Registration Statement and as described therein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

La Quinta Holdings Inc. 2014 Omnibus Incentive Plan; Offering Equity Grants

In connection with the Offering, the Issuer’s Board of Directors and its stockholders adopted the La Quinta Holdings Inc. 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for the granting of stock options, restricted stock and other stock-based or performance-based awards denominated in cash or in stock to directors, officers, employees, consultants and advisors of the Issuer and its affiliates.

In connection with the Offering, on April 14, 2014, the Issuer granted vested shares of its Common Stock and unvested shares of restricted stock to certain employees, including Wayne B. Goldberg, its Chief Executive Officer, and Angelo J. Lombardi, its Chief Operating Officer, in an aggregate amount equal to 100,335 shares and 26,756 shares, respectively, under the Omnibus Incentive Plan. For further information regarding the Omnibus Incentive Plan, see “Management—Omnibus incentive plan” in the Prospectus. The terms of Omnibus Incentive Plan are substantially the same as the terms set forth in the form previously filed as Exhibit 10.3 to the Registration Statement and as described therein. For further information regarding these equity grants, see “Management—Long-term incentive awards” in the Prospectus.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Issuer’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective on April 14, 2014 and the Issuer’s bylaws were also amended and restated (the “Bylaws”) on April 14, 2014, each as contemplated by the Registration Statement. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of Charter and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.2 and 3.4, respectively, to the Registration Statement.

Item 8.01 Other Events.

Pre-IPO Transactions

In connection with the Offering, the Company effected a series of transactions occurring at various times prior to and/or concurrently with the closing of the Offering that resulted in a reorganization of its business (the “Pre-IPO Transactions”). For a description of the Pre-IPO Transactions, see “Our pre-IPO transactions and organizational structure” in the Prospectus. As described in the Prospectus, a subsidiary of the Predecessor Entities (as defined in the Prospectus) entered into an agreement (the “Purchase Agreement”) to purchase the limited liability company interests of a Blackstone affiliate that owned, directly or indirectly, the Previously Managed Portfolio (as defined in the Prospectus). The Purchase Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference. The terms of the Purchase Agreement are substantially the same as the terms set forth in the form previously filed as Exhibit 10.13 to the Registration Statement and as described therein.

The Offering

On April 14, 2014, the Issuer completed the Offering, including the exercise in full by the underwriters of their option to purchase additional shares, of 43,987,500 shares of Common Stock for cash consideration of $16.15 per share (net of underwriting discounts) to a syndicate of underwriters led by J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, for approximately $710.4 million in net proceeds before expenses. The Issuer sold all of the shares of Common Stock sold in the Offering. The other underwriters in the syndicate were Blackstone Advisory Partners L.P., EA Markets Securities LLC, Evercore Group L.L.C., JMP Securities LLC, Lebenthal & Co., LLC, Loop Capital Markets LLC, Mischler Financial Group, Inc., Samuel A. Ramirez & Company, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated.

The Issuer estimates that the net proceeds to it from its sale of shares of Common Stock in the Offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by it, were approximately $699.1 million. The Company used the net proceeds from the Offering, together with the net proceeds from the term loans and available cash, to repay approximately $2.7 billion of the Company’s outstanding debt. Any remaining net proceeds will be used for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of La Quinta Holdings Inc., effective as of April 14, 2014.

3.2	Amended and Restated By-Laws of La Quinta Holdings Inc.

10.1	Stockholders’ Agreement, dated as of April 14, 2014, by and among La Quinta Holdings Inc. and certain of its stockholders

10.2	Registration Rights Agreement, dated as of April 14, 2014, by and among La Quinta Holdings Inc. and certain of its stockholders

10.3	Agreement of Purchase and Sale, dated as of April 8, 2014, between BRE/Prime Mezz 2 L.L.C., as seller, and Lodge Holdco III L.L.C., as buyer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.

By:	/s/ Mark M. Chloupek
Name:	Mark M. Chloupek
Title:	Executive Vice President, Secretary and General Counsel

Date: April 14, 2014

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